EXHIBIT 99.1

Lightwave Logic, Inc. CEO Sends Open Letter Update to Shareholders

ENGLEWOOD, CO, September 5, 2019 (PRNewswire) -- Lightwave Logic, Inc.  (OTCQB: LWLG) announced today that it sent an Open Letter to its Shareholders.

Open Letter to Lightwave Logic, Inc. Shareholders

September 5, 2019

Fellow Shareholders,

I would like to take this opportunity today to bring all of you up to date with the progress we have been making in 2019. This shareholder letter will report on progress towards the goals I outlined during my presentation in our Annual Shareholder Meeting (ASM) on May 16, 2019.

As I noted in our ASM this year, we successfully achieved the goals outlined in the prior ASM in May 2018. We are now fully engaged in addressing the next set of 12-month goals (see ASM 2019 power point presentation available on our website). I am happy to report we are making excellent progress and are on track to achieve this year’s goals.

Let me elaborate on the following areas:

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Development of the 50 Gbaud (capable of 50 Gbps, 4x 50 Gbps and above) modulator: Work on fully packaged prototypes continues. While we had our first prototypes through all three phases (material, device and package) in March 2018, we clearly stated at the time that we aspired to improve further all three of these areas. What the first prototypes accomplished was to give us and our prospective customers confidence that we could see the path through to productization. Since that time, we have been executing on that path. For example, we have been steadily working on making our current 50 Gbaud devices easier to fabricate than the initial prototypes. Ultimately, that will translate to more throughput and lower cost. Our 50 Gbaud polymer modulator aims to compete against other modulator designs for the current generation of fiber optic transceivers based on the combination of higher speed, lower power consumption while maintaining small size and high reliability. This was the point I made via the competitive spider charts during the ASM presentation in May 2019.

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Development of 100 Gbaud prototypes: This effort is now up and running fully along-side the development of 50 Gbaud. This means that we have streamlined the process into a common effort that develops both the 50 Gbaud and 100 Gbaud chips and packages. The 100 Gbaud development is not taking any effort away from finishing the 50 Gbaud development for the current generation. We continue to receive feedback that our 100 Gbaud polymer modulators with low drive voltage are extremely attractive for lowering the power consumption of future fiber optic transceivers.

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Patents and intellectual property: We continue to strengthen our position, aggressively working with counsel on a number of patent applications. I will report as and when we hear news from the USPTO (US Patent and Trademark Office). Our total portfolio is now at 30 patents with a broad cross-section of patents that cover not only our EO chromophores, but materials fabrication, device design, package design and system implementation.

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Polymer material and platform development: This spring, we had announced a new material for low-power consumption communications applications that would undergo preliminary testing for the remainder of the year. In our testing so far, this material continues to look promising for meeting our performance and reliability targets. We, and our prospective customers, are highly encouraged by this validation that we can engineer electro-optic polymers with the desired properties optimized by application.

As a class of materials, our electro-optic polymers are naturally fast in performance, and naturally low power. We will continue to hone their performance with further advances by developing specific EO chromophores. This does not mean our device and packaged development is waiting on further new materials, or that schedules reset to the beginning. What it means that we have the potential to increase our addressable market over time. We envision a continual roll-out of additional materials coming from our in-house chemistry development, through our reliability testing protocol, into our device and packaged device development as we address additional applications.

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Industry engagement: Our first target market is expected to be worth over $1B over the next decade with telecommunications markets that are over 10 km in length. The design-in process I outlined in the ASM encompasses initial evaluation of our samples, reliability and test data, proceeding to more extensive evaluation, optimization, and possible customization. As I stated at the time, I am highly encouraged that we are part of this complex and highly technical cycle.

We continue to receive input from a variety of channels from potential customers about what they want to see in a modulator. In addition, we have added engagement with the Advisory Board announced earlier this year. I am pleased to announce that we recently completed a technical strategic review of our technology with our advisors in early August. Our team received valuable feedback from industry folks who know and understand customer needs and expectations. We look forward to more exciting and valuable Advisory Board meetings later this year.

I am looking forward to meeting with prospective customers at ECOC (European Conference on Optical Communications) later this month. In addition, I will report on our latest technical results in two invited speeches. We will publish more detail via our website on these talks shortly.

In summary, prospective customers remain engaged and interested, and the internal team is excited and motivated by our continued progress toward productization. As evaluation and benchmarking proceeds, we continue to be encouraged that we are positioning ourselves ahead of our competition with our polymer technology platform.

We plan to continue adding supplementary information to our website. I look forward to updating you, our shareholder community, about our technical and business progress as appropriate. As noted in previous communications, we would like you to sign up for “All Communications” via the website to receive direct notification of press releases and new website content as they are published.

Finally, I would like to personally thank those shareholders who have taken the time to feedback to the management team their thoughts and opinions in how we can move faster toward productization. We listen and consider all input that may assist us in reaching our goals quickly and efficiently.

Our esprit de corps is very high, our team is excited, and we are making very good progress efficiently.

Thank you all for your continuing support.

Michael Lebby

CEO

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Lightwave Logic, Inc. is a development stage company moving toward commercialization of next generation photonic devices using its high-activity and high-stability organic polymers for applications in data communications and telecommunications markets. Photonic electro-optical devices convert data from electric signals into optical signals.

For more information about Lightwave Logic, please visit the Company's website at lightwavelogic.com.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "explores," "expects," "anticipates," "continue," "estimate," "project," "intend," and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, lack of available funding; general economic and business conditions; competition from third parties; intellectual property rights of third parties; regulatory constraints; changes in technology and methods of marketing; delays in completing various engineering and manufacturing programs; changes in customer order patterns; changes in product mix; success in technological advances and delivering technological innovations; shortages in components; production delays due to performance quality issues with outsourced components; those events and factors described by us in Item 1.A "Risk Factors" in our most recent Form 10-K; other risks to which our Company is subject; other factors beyond the Company's control.

Contact:
Karen Liu
720-356-4497
karen@lightwavelogic.com